UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report December 11, 2014

K2M GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

751 Miller Drive, SE

Leesburg, Virginia 20175

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 777-3155

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2014, K2M Group Holdings, Inc. (the “Company”) entered into a Deed of Lease (the “Lease Agreement”) with TC Oaklawn Owner, LLC (the “Landlord”) with respect to the Company’s new headquarter facilities to be located in two adjacent buildings in Leesburg, Virginia (the “Buildings”). The Company has agreed to, among other items, lease the entire rentable space of the Buildings, containing a total of approximately 145,819 square feet, for an initial term of 186 calendar months. The term of the lease will commence approximately five months after the Landlord completes the base building improvements. Under the terms of the Lease Agreement, upon the commencement of the lease term, the Company will (subject to an initial abatement described below) pay to the Landlord an annual base rent of $3,208,018, which will increase by 2.5% per year (without regard to the initial abatement) commencing upon the first anniversary of the commencement of the lease term. The Landlord will abate the first six months of the base rent after the commencement of the lease term. The Company will bear the cost for real estate taxes, utilities, maintenance, repairs and insurance.

The Company will provide a security deposit in the form of a letter of a credit in the amount of $6,000,000 at the beginning of the lease term, which letter of credit may be reduced from time to time upon the satisfaction of certain conditions as set forth in the Lease Agreement.

The Landlord will provide a tenant improvement allowance to the Company for the construction of certain improvements to the Buildings. The Company is required to fund all actual costs of tenant improvements in excess of Landlord’s tenant improvement allowance and currently expects to spend at least $6.7 million on tenant improvements in excess of the Landlord’s tenant improvement allowance.

The Company has the option to renew the lease for three additional terms of five years each at the then-current market rate. The Company also has the right to reduce the amount of rentable space it will lease beginning in the eleventh year of the lease term pursuant to certain conditions, including the payment of a contraction fee for unamortized costs.

The foregoing description of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the Lease Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Deed of Lease between K2M Group Holdings, Inc. and TC Oaklawn Owner, LLC, dated December 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC.
(Registrant)

By:	/s/ Eric D. Major
Name: Eric D. Major
Title: President and Chief Executive Officer

Date: December 12, 2014